Household Consumer Loan Trust, 1996-2
Series 1996-2 Owner Trust Calculations
Due Period Ending	Apr 30, 2002
Payment Date	May 15, 2002

Calculation of Interest Expense

Index (LIBOR)	1.860000%
Accrual end date, accrual beginning date and days in Interest Period	May 15, 2002	Apr 15, 2002	30
	Class A-1	Class A-2	Class A-3	Class B	Certificates	Overcoll Amount
Beginning Unpaid Principal Balance	102,468,429	21,263,988	27,638,217	20,095,754	8,871,166	16,799,471
Previously unpaid interest/yield	0.00	0.00	0.00	0.00	0.00
Spread to index	0.17%	0.32%	0.42%	0.65%	1.00%
Rate (capped at 13%, 15%, 15%, 15%, 16%)	2.030000%	2.180000%	2.280000%	2.510000%	2.860000%
Interest/Yield Payable on the Principal Balance	173,342	38,630	52,513	42,034	21,143
Interest on previously unpaid interest/yield	0	0	0	0	0
Interest/Yield Due	173,342	38,630	52,513	42,034	21,143
Interest/Yield Paid	173,342	38,630	52,513	42,034	21,143

Summary

Beginning Security Balance	102,468,429	21,263,988	27,638,217	20,095,754	8,871,166	16,799,471
Beginning Adjusted Balance	102,468,429	21,263,988	27,638,217	20,095,754	8,871,166
Principal Paid	5,024,947	1,042,693	1,355,257	985,407	435,003	864,497
Ending Security Balance	97,443,482	20,221,296	26,282,960	19,110,347	8,436,163	15,976,045
Ending Adjusted Balance	97,443,482	20,221,296	26,282,960	19,110,347	8,436,163
Ending Certificate Balance as % Participation Interest Invested Amount					0
Targeted Balance	97,484,552	20,221,296	26,282,960	19,110,347	8,436,163
Minimum Adjusted Balance		18,800,000	24,500,000	17,800,000	7,900,000	14,800,000
Certificate Minimum Balance					5,681,100
Ending OC Amount as Holdback Amount						10,879,322
Ending OC Amount as Accelerated Prin Pmts						5,096,723

Beginning Net Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Reversals	0.00	0.00	0.00	0.00	0.00	0.00
Charge offs	0.00	0.00	0.00	0.00	0.00	0.00
Ending Net Charge Offs	0.00	0.00	0.00	0.00	0.00	0.00

Interest/Yield Paid per $1000	$0.2183154	$0.7394636	$0.7733816	$0.8514000	$0.5731971
Principal Paid per $1000	$6.3286491	$19.9596583	$19.9595981	$19.9596413	$11.7931738